EXHIBIT 7.5

JOINDER TO
REGISTRATION RIGHTS AGREEMENT

THIS JOINDER to the Registration Rights Agreement (this “Joinder”), is made and entered into as of June 18, 2014 by and among Great American Group, Inc., a Delaware corporation (the “Company”), and Bryant Riley and Thomas Kelleher (each a “Holder” and together, the “Holders”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in that certain Registration Rights Agreement, dated as of June 5, 2014, by and among the Company and certain securityholders of the Company (as amended, the “RRA”).

WHEREAS, pursuant to Section 6(g) of the RRA, any recipient of shares of the Company’s Common Stock issued as Acquisition Consideration at the First Closing shall be permitted to execute and deliver a counterpart signature page to the RRA and thereby become a party to and bound by and subject to all the terms and provisions of the RRA as a Purchaser and a Holder thereunder without any further action by the Company or other parties to the RRA and without any amendment to the RRA pursuant to Section 6(g) or any consent or approval of any other party to the RRA.

WHEREAS, each of the Holders will individually acquire certain shares of the Company’s Common Stock as Acquisition Consideration from the Company at the First Closing.

WHEREAS, pursuant to Section 5.18 of the BRC Acquisition Agreement, the Holders are required to execute a joinder to the RRA prior to the First Closing.

WHEREAS, the Company and the Holders desire to join the Holders to the RRA.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                Agreement to be Bound. Each Holder hereby acknowledges and agrees to execute and deliver a counterpart signature page to the RRA concurrently with the execution of this Joinder and that such Holder has received and reviewed a complete copy of the RRA. The Company and each Holder agree that by execution of such counterpart signature page, (a) such Holder shall become a party to the RRA and bound by and subject to all the terms and provisions of the RRA as a Purchaser and a Holder thereunder as though an original party thereto and (b) that all shares of Common Stock received by such Holder upon the First Closing (including any shares deposited into the Escrow Fund) shall be deemed Subject Shares (and, accordingly, Registrable Securities) for all purposes of the RRA in accordance with the terms thereof.

2.                Notices. All notices, demands or other communications to the Holders shall be given pursuant to Section 6(i) of the RRA; provided that the notice address of each such Holder shall be as set forth on the signature pages hereto.

3.                Miscellaneous. This Joinder shall bind and inure to the benefit of and be enforceable by the successors, heirs and assigns of the parties hereto. This Joinder may be executed in separate counterparts and by PDF or facsimile signature, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Joinder shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder to Registration Rights Agreement as of the date first set forth above.

HOLDER:

Bryant Riley

By: ______________________________________

Name: Bryant Riley

Address:   __________________________________

__________________________________

__________________________________

Fax:    __________________________________

Email: __________________________________

HOLDER:

Thomas Kelleher

By: ______________________________________

Name: Thomas Kelleher

Address:   __________________________________

__________________________________

__________________________________

Fax:    __________________________________

Email: __________________________________

ACKNOWLEDGED AND AGREED:

THE COMPANY:

Great American Group, Inc.

By: ____________________________

Name: Phillip J. Ahn

Title: Chief Financial Officer and

Chief Operating Officer

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